UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 27, 2005
(Date of Earliest Event Reported)

VALENTIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Commission File:	94-3156660
(State or Other Jurisdiction	0-22987	(I.R.S. Employer
of Incorporation or Organization)		Identification No.)

863A Mitten Road
Burlingame, California 94010
(Address of Principal Executive Offices)

(650) 697-1900
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

Item 3.02 is incorporated by reference herein.

Item 3.02.                                          Unregistered Sales of Equity Securities.

On June 24, 2005, Valentis, Inc., a Delaware corporation (the “Registrant” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company issued and sold unregistered shares of its common stock, par value $0.001 per share (“Common Stock”) and warrants (“Warrants”) exercisable for Common Stock to the purchasers identified in the Purchase Agreement (the “Purchasers”).  The Company also entered into a Registration Rights Agreement on June 24, 2005 (the “Rights Agreement”) with the Purchasers.  All of the securities were sold in a private placement pursuant to Regulation D of the Securities Act of 1933, as amended (the “Act”), solely to accredited investors, as defined in Rule 501 of the Act.  The Company issued a press release on June 27, 2005, attached hereto as Exhibit 99.1 and incorporated herein by reference, regarding the transaction described in this report.  The transaction is referred to herein as the “2005 Private Placement.”

Set forth below is a brief description of the terms and conditions of the Purchase Agreement, the Rights Agreement and the Warrants, which description is qualified in its entirety by reference to the full text of the underlying documents which have been filed as exhibits hereto.

Purchase Agreement.  Pursuant to the Purchase Agreement, the Company issued and sold approximately 1.68 million shares of its Common Stock (the “Shares”) and Warrants exercisable for up to approximately 840,000 additional shares of Common Stock (the “Warrant Shares”) at a purchase price of $2.50 per unit, for aggregate gross cash proceeds of approximately $4.2 million.  The Shares, Warrants and Warrant Shares are restricted securities as that term is defined in the Act.

Rights Agreement.  Pursuant to the Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission a registration statement covering resales of the Shares issued to the Purchasers (as defined in the Rights Agreement) and Warrant Shares issuable upon the exercise of the Warrants.  The fees and expenses of such registration will be borne by the Company and the Rights Agreement includes customary indemnification provisions.

Warrants.  The Warrant issued to each Purchaser is exercisable for up to 50% of the number of shares of Common Stock purchased by such Purchaser in the 2005 Private Placement, at an exercise price of $3.51 per share.  The exercise price and number of shares issuable upon exercise of the Warrants are subject to adjustment in the event of stock dividends, stock splits and other similar events.  The Warrants have a term of five years, are be fully exercisable from the date of issuance, and include cashless net exercise provisions.

In addition to the Warrants issued to the Purchasers, the Company also issued on June 24, 2005 warrants exercisable for up to 63,000 shares of Common Stock to the placement agent and its designees, all of whom are accredited investors, in consideration for placing the securities with the Purchasers.  The warrants were issued pursuant to Regulation D of the Act.  The warrants are exercisable at an exercise price of $3.29 per share, have a term of five years, are fully exercisable from the date of issuance and include cashless net exercise provisions.  The exercise price and number of shares issuable upon exercise of such warrants are subject to adjustment in the event of stock dividends, stock splits and other similar events.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description

4.1	Securities Purchase Agreement, dated June 24, 2005, by and among Valentis, Inc. and the Purchasers signatory thereto.
4.2	Registration Rights Agreement, dated June 24, 2005, by and among Valentis, Inc. and the Purchasers signatory thereto.
4.3	Form of Warrant to purchase Common Stock.
99.1	Press Release, dated as of June 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 27, 2005

VALENTIS, INC.

By:	/s/ JOSEPH A. MARKEY
Joseph A. Markey
Vice President of Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description

4.1	Securities Purchase Agreement, dated June 24, 2005, by and among Valentis, Inc. and the Purchasers signatory thereto.
4.2	Registration Rights Agreement, dated June 24, 2005, by and among Valentis, Inc. and the Purchasers signatory thereto.
4.3	Form of Warrant to purchase Common Stock.
99.1	Press Release, dated as of June 27, 2005.